Exhibit 1.1

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

CHINA UNICOM LIMITED

(Incorporated in Hong Kong with limited liability)

ANNOUNCEMENT

The Board is pleased to disclose the operational statistics of the Group for the month of April 2003.

The Board of the Company (the “Board”) is pleased to disclose the operational statistics of the Company and its subsidiaries (the “Group”) for the month of April 2003.

Operational Statistics for the month of April 2003 and the comparative figures for the previous month are as follows:

		April 2003	March 2003

1.	CELLULAR BUSINESS (Note 3)
	Aggregated Number of GSM Cellular Services Subscribers	58.063 million	56.880 million
	– Post-Paid Subscribers	31.185 million	30.846 million
	– Pre-Paid Subscribers	26.878 million	26.034 million
	Aggregated Net Addition in 2003 of GSM Cellular Services Subscribers	4.598 million	3.415 million
	– Post-Paid Subscribers	1.467 million	1.128 million
	– Pre-Paid Subscribers	3.131 million	2.287 million
	Aggregated Number of CDMA Cellular Services Subscribers	8.580 million	8.025 million
	Aggregated Net Addition in 2003 of CDMA Cellular Services Subscribers	2.335 million	1.780 million
2.	INTERNATIONAL & DOMESTIC LONG DISTANCE TELEPHONE SERVICES:
Aggregated Usage Volume in 2003 of Outgoing Calls of Circuit Switched
	Long Distance Telephone (minutes)	2.1985 billion	1.5755 billion
	– Domestic Long Distance	2.1565 billion	1.5433 billion
	– International, Hong Kong, Macau & Taiwan Long Distance	0.0420 billion	0.0322 billion
	Aggregated Usage Volume in 2003 of Outgoing Calls of IP Telephone (minutes)	3.3436 billion	2.3925 billion
	– Domestic Long Distance	3.2902 billion	2.3538 billion
	– International, Hong Kong, Macau & Taiwan Long Distance	0.0534 billion	0.0387 billion
3.	INTERNET SERVICES:
	Aggregated Number of Internet Subscribers	8.559 million	8.049 million
4.	PAGING SERVICES:
	Aggregated Number of Paging Subscribers	14.483 million	15.254 million

Notes:

1.        All the Aggregated Numbers recorded for the months of March 2003 and April 2003 are aggregated data reported at 24:00 on 31 March 2003 and 30 April 2003 respectively.

2.        The accounting periods of all Aggregated Net Additions in 2003 and all Aggregated Usage Volumes in 2003 for the months of March and April 2003 are the period commencing from 0:00 on 1 January 2003 to 24:00 on 31 March 2003 and the period commencing from 0:00 on 1 January 2003 to 24:00 on 30 April 2003 respectively.

3.        Additional information for Cellular Services:

           Operational Statistics for Cellular Services for April 2003 and its comparative figures for the previous month are analysed by the original listed service areas (see annotations (a) below) and the newly acquired service areas (see annotations (b) below) as follows:

	April 2003		March 2003
	Original Listed Service Areas	Newly Acquired Service Areas	Original Listed Service Areas	Newly Acquired Service Areas

GSM Cellular Services:
Aggregated Number of Subscribers	41.641 million	16.422 million	40.861 million	16.019 million
– Post-Paid Subscribers	19.291 million	11.894 million	19.157 million	11.689 million
– Pre-Paid Subscribers	22.350 million	4.528 million	21.704 million	4.330 million
Aggregated Net Addition in 2003 of Subscribers	3.018 million	1.580 million	2.238 million	1.177 million
– Post-Paid Subscribers	0.612 million	0.855 million	0.478 million	0.650 million
– Pre-Paid Subscribers	2.406 million	0.725 million	1.760 million	0.527 million
CDMA Cellular Services:
Aggregated Number of Subscribers	6.281 million	2.299 million	5.858 million	2.167 million
Aggregated Net Addition in 2003 of Subscribers	1.789 million	0.545 million	1.367 million	0.413 million

Annotations:

(a)      The Original Listed Service Areas means Guangdong, Jiangsu, Zhejiang, Fujian, Liaoning, Shandong, Anhui, Hebei and Hubei Provinces, and Beijing, Shanghai and Tianjin Municipalities in the PRC in which the Company provides cellular services.

(b)      The Newly Acquired Service Areas means Jilin, Heilongjiang, Jiangxi, Henan, Shaanxi, and Sichuan Provinces, and Chongqing municipality and the Guangxi Zhuang and Xinjiang Uygur autonomous regions in the PRC of which the cellular businesses were acquired from China Unicom (BVI) Limited on 31 December 2002.

Caution Statement

The Board wishes to remind investors that the above operational statistics for the months of March and April 2003 are based on the Group’s internal records. Investors are cautioned not to unduly rely on such statistics. In the meantime, investors are advised to exercise caution in dealing in the shares of the Company.

By order of the Board CHINA UNICOM LIMITED Ngai Wai Fung Company Secretary

Hong Kong, 19 May 2003